Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-261173, No. 333-253965, No. 333-254678, and No. 333-259086 on Form N-2 of our report dated December 28, 2023, with respect to the financial statements and financial highlights of Nuveen AMT-Free Municipal Credit Income Fund, Nuveen Municipal High Income Opportunity Fund, Nuveen Municipal Credit Opportunities Fund and Nuveen Dynamic Municipal Opportunities Fund, respectively.

/s/ KPMG LLP

Chicago, Illinois

January 5, 2024